Exhibit 99.1

CONTACT:

Purple Communications

Laura Kowalcyk

CJP Communications

lkowalcyk@cjpcom.com

212-279-3115 x209

PURPLE™ APPOINTS DOMINIC A. GOMEZ PRESIDENT

Experienced IP-Video and Broadband Executive Enhances Seasoned Management Team

NOVATO, CA – June 4, 2009 – Purple Communications™, Inc. (“Purple”) (NASDAQ: PRPL), one of the nation’s leading providers of video and text relay and on-site interpreting services, today announced the appointment of Dominic A. Gomez as the Company’s new president. Gomez will be an integral member of the Company’s executive management team, reporting to Purple Communications chief executive officer, Dan Luis.

Gomez comes to Purple Communications from Hanaro Telecom, Inc., a TPG Newbridge company and Korea’s leading integrated telecommunications provider offering a range of broadband Internet, voice, and video services. Gomez was Hanaro’s chief operating officer from 2005 to 2008 where he led all day-to-day operations and was responsible for $2.0 billion in revenue and over 4 million customers. While at Hanaro, Dominic and his team modernized and transformed the company through new Internet-based video products and services which resulted in market share gains, significant cost-structure efficiencies and positive net income for the first time in Hanaro’s history. Prior to joining Hanaro Telecom, Gomez held senior and executive management positions at Qwest Communications, AT&T and PacBell.

“Dominic brings a wealth of experience which will immediately benefit Purple and we’re delighted to add him to our team as president,” said Dan Luis, Purple Communication’s chief executive officer. “Besides his strong commitment to achieving customer satisfaction, Dominic’s experience in South Korea, a pioneering country in fixed and mobile broadband services, is directly relevant to Purple’s growth strategy. We see the proliferation of broadband services in the United States helping to enable new communications frontiers and employment opportunities for people who are deaf or hard of hearing, and Dominic will be essential in leading that charge.”

“Purple’s diverse mix of services for use in the home or at work is unique and very compelling,” said Gomez. “I look forward to meeting the long term and varied needs of our customers and to delivering a consistently improving experience for our customers as part of our industry’s long-term goal of achieving functional equivalence for the Deaf and Hard of Hearing communities.”

Gomez succeeds outgoing Purple Communications president Ed Routhier who will continue to support the company in the non-managerial capacity as a Senior Advisor. “I would like to thank Ed for his contributions to the Company,” said Luis. “Ed has played a very important role in establishing Purple and I know he will continue to be an advocate for both the Company and the Deaf Community.”

About Purple Communications

Purple Communications is a leading provider of onsite interpreting services, video relay and text relay services, and video remote interpreting, offering a wide array of options designed to meet the varied communication needs of its customers. The Company’s vision is to enable free-flowing communication between people, inclusive of differences in abilities, languages, or locations. For more information on the Company or its services, visit www.purple.us or contact Purple Communications directly by voice at 415-408-2300, by Internet relay by visiting www.i711.com or www.ip-relay.com, or by video phone by connecting to hovrs.tv.

To view this press release in video format please click here: http://www.purple.us/News/DGomezvideo/

Safe Harbor

The statements contained in this news release that are not based on historical fact — including statements regarding the anticipated results of the transactions described in this press release — constitute “forward-looking statements” that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terminology such as “may”, “will”, “expect”, “estimate”, “anticipate”, “continue”, or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve risks and uncertainties, including, but not limited to: (i) our ability to integrate the businesses and technologies we have acquired; (ii) our ability to respond to the rapid technological change of the wireless data industry and offer new services; (iii) our dependence on wireless carrier networks; (iv) our ability to respond to increased competition in the wireless data industry; (v) our ability to generate revenue growth; (vi) our ability to increase or maintain gross margins, profitability, liquidity and capital resources; and (vii) difficulties inherent in predicting the outcome of regulatory processes. Such risks and others are more fully described in the Risk Factors set forth in our filings with the Securities and Exchange Commission. Our actual results could differ materially from the results expressed in, or implied by, such forward-looking statements. Purple Communications™ is not obligated to update and does not undertake to update any of its forward looking statements made in this press release. Each reference in this news release to “Purple™”, the “Company” or “We”, or any variation thereof, is a reference to Purple Communications™, Inc. and its subsidiaries.

“GoAmerica”, “i711”, the “i711.com” logo, “Relay and Beyond”, and “Hands On Video Relay Service” are registered trademarks of Purple Communications, Inc. “Purple”, “Powered by Purple”, “IP-Relay.com”, “hovrs”, and “P3” are trademarks and service marks of Purple Communications, Inc. Other names may be trademarks of their respective owners.

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